EXHIBIT 99.1

CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350

          The undersigned, James M. McNamee, the Chief Executive Officer, and Fred Lash, the Chief Financial Officer, of Hooper Holmes,  Inc. (the “Company”), pursuant to 18 U.S.C. §1350, each hereby certifies that:

          (i)     this Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2003

/s/ JAMES M. MCNAMEE

James M. McNamee
Chairman, President and Chief Executive Officer

/s/ FRED LASH

Fred Lash
Senior Vice President, Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Hooper Holmes, Inc. and will be retained by Hooper Holmes, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.